Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of Mediacom Broadband LLC and Mediacom Broadband Corporation of our report dated March 27, 2007 relating to the financial statements and financial statement schedule of Mediacom Broadband LLC, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
May 2, 2007